UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 12, 2007

SCHAWK, INC.
(Exact Name of Registrant as Specified in its Charter)

____________________________

Delaware	1-09335	36-2545354
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)
1695 River Road Des Plaines, IL		60018
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (847) 827-9494

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Board of Directors of Schawk, Inc. (the “Company”) approved an amendment to Article VI of the Company’s by-laws, as amended, to permit the Company to issue certificated or uncertificated shares.  By being able to issue uncertificated shares, the Company may participate in the Direct Registration System (“DRS”) maintained by the Depository Trust Company.  Among other things, DRS allows for book-entry recording of an issuer’s shares and for a transfer agent to electronically transfer a stockholder’s shares to the stockholder’s brokerage firm.

The text of amended Article VI of the by-laws of the Company is filed as Exhibit 3.1 to this Current Report on Form 8-K.  A complete copy of the Company’s by-laws, as amended, is filed as Exhibit 3.2.

Item 9.01(d).  Exhibits.

Exhibit 3.1	Amendment to the By-laws of Schawk, Inc., as amended.
Exhibit 3.2	By-laws of Schawk, Inc., as amended

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHAWK, INC.

Date: December 18, 2007	By:	/s/ James J. Patterson
James J. Patterson
Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit	Description

3.1	Amendment to the By-laws of Schawk, Inc., as amended.
3.2	By-laws of Schawk, Inc., as amended